Exhibit 99.1

KKR Financial Holdings LLC Announces Third Quarter 2011 Financial Results and

Quarterly Distribution of $0.18 per Common Share

SAN FRANCISCO, CA, November 3, 2011—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the third quarter ended September 30, 2011.

Third Quarter 2011 Highlights

•                  Net investment income increased 10.6% to $86.6 million for the third quarter of 2011 compared to the same period in 2010.

•                  Net investment income less non-investment expenses increased 22.4% to $68.7 million for the third quarter of 2011 compared to the same period in 2010.

•                  Declared a cash distribution of $0.18 per common share for the third quarter of 2011.

•                  KFN received a BBB rating from Fitch Ratings and a BBB- rating from Standard & Poor’s, in each case with a stable outlook.

For the three and nine months ended September 30, 2011, KFN reported net income of $39.8 million, or $0.22 per diluted common share, and $241.1 million, or $1.32 per diluted common share, respectively. Comparatively, for the three and nine months ended September 30, 2010, KFN reported net income of $82.3 million, or $0.52 per diluted common share, and $292.9 million, or $1.85 per diluted common share, respectively.

KFN’s third quarter 2011 results included net investment income of $86.6 million, other loss of $29.3 million and non-investment expenses of $17.9 million. Comparatively, KFN’s third quarter 2010 results reflected net investment income of $78.3 million, other income of $26.6 million and non-investment expenses of $22.2 million. Net investment income increased $8.3 million, or 10.6%, from the three months ended September 30, 2010 to 2011. The increase was primarily attributable to revenue earned on the Company’s working and royalty interests in oil and gas properties. Other loss of $29.3 million included net realized gains from corporate debt securities sales in July 2011 totaling $33.6 million, which were more than offset by unrealized losses consisting of mark-to-market losses on the Company’s equities portfolio of $13.5 million and a $43.8 million lower of cost or estimated fair value charge for loans classified as held for sale. These unrealized losses are attributable to declines in equity and credit prices that occurred during the third quarter of 2011. Additionally, KFN’s results were negatively impacted by foreign currency translation losses totaling $7.5 million, which were also included in other loss for the quarter.

KFN’s results for the nine months ended September 30, 2011 included net investment income of $254.8 million, other income of $79.7 million and non-investment expenses of $85.1 million. Comparatively, KFN’s results for the nine months ended September 30, 2010 reflected net investment income of $238.4 million, other income of $120.9 million and non-investment expenses of $66.0 million. The $51.8 million decrease in net income was primarily due to the factors affecting KFN’s third quarter results discussed above and the absence of an aggregate one-time gain on extinguishment of debt totaling $38.7 million that was recorded during the nine months ended September 30, 2010, related to the purchase of certain notes issued by two CLOs.

KKR Financial CLO 2011-1, Ltd. (“CLO 2011-1”)

On July 8, 2011, the Company announced that it had upsized CLO 2011-1 to $600.0 million from $400.0 million. The increase in the transaction size is a result of an amendment to the transaction whereby CLO 2011-1 is now able to borrow up to $450.0 million representing an increase of $150.0 million from what was previously available under the securitization. In addition, the Company increased its residual interest in the transaction from $100.0 million to $150.0 million through the acquisition of an additional $50.0 million of subordinated notes issued by CLO 2011-1. As of September 30, 2011, CLO 2011-1 had completed its ramp up by deploying $589.4 million to acquire senior secured corporate loans.

Debt Transactions

During the third quarter ended September 30, 2011, the Company repurchased $45.1 million par amount of its 7.0% convertible senior notes due July 15, 2012 (the “7.0% Notes”). This transaction resulted in the Company recording a loss of $1.7 million and a write-off of $0.1 million of unamortized debt issuance costs during the three months ended September 30, 2011. As of September 30, 2011, the Company had committed to purchase an additional $1.2 million par amount of its 7.0% Notes.

Book Value

Book value per share decreased $0.77 from $9.91 as of June 30, 2011 to $9.14 as of September 30, 2011. The decrease in book value per share from June 30, 2011 was primarily driven by a decrease in the Company’s accumulated other comprehensive income, a component of shareholders’ equity, of $0.81 per share primarily as a result of declines in value of its securities-available-for sale and interest rate swaps designated as cash flow hedges, as well as the Company’s quarterly distribution to shareholders of $0.18 per common share, partially offset by its earnings for the quarter of $0.22 per common share.

Corporate Rating

On November 3, 2011, KFN received a BBB rating from Fitch Ratings and a BBB- rating from Standard & Poor’s, in each case with a stable outlook.

Distributions

On November 3, 2011, the Company’s board of directors declared a cash distribution of $0.18 per common share for the quarter ended September 30, 2011. The distribution is payable on December 1, 2011 to common shareholders of record as of the close of business on November 17, 2011.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the third quarter ended September 30, 2011 on November 3, 2011, at 2:00 p.m. PT (5:00 p.m. ET). The conference call may be accessed by dialing (877) 723-9511 (Domestic) or +1 (719) 325-4923 (International); a pass code is not required. A telephonic replay of the call will be available through November 17, 2011 by dialing (888) 203-1112 (Domestic) and +1 (719) 457-0820 (International) / pass code 6249213. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm.

From time to time the Company may use its website as a channel of distribution of material company information. Financial and other important information regarding the Company is routinely posted on and accessible at the Investor Relations section for KFN at www.kkr.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling your email by visiting the “Email Alerts” area in KFN’s Investor Relations section.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P.  Additional information regarding KFN is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 28, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 3, 2011.

Schedule I

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended September 30, 2011	For the three months ended September 30, 2010	For the nine months ended September 30, 2011	For the nine months ended September 30, 2010
Net investment income:
Loan interest income	$104,197	$96,814	$316,498	$282,812
Securities interest income	20,143	25,406	64,772	79,067
Other investment income	10,100	29	24,343	2,086
Total investment income	134,440	122,249	405,613	363,965
Interest expense	32,604	30,051	97,703	100,402
Interest expense to affiliates	12,688	5,791	38,926	17,072
Provision for loan losses	2,533	8,087	14,194	8,087
Net investment income	86,615	78,320	254,790	238,404
Other (loss) income:
Net realized and unrealized (loss) gain on investments	(24,531)	19,441	73,194	83,047
Net realized and unrealized (loss) gain on derivatives and foreign exchange	(7,603)	3,831	(295)	(3,437)
Net realized and unrealized gain (loss) on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	2,274	1,492	2,145	(7,764)
Net (loss) gain on restructuring and extinguishment of debt	(1,736)	—	(1,736)	39,999
Other income	2,290	1,863	6,400	9,085
Total other (loss) income	(29,306)	26,627	79,708	120,930
Non-investment expenses:
Related party management compensation	8,198	17,551	53,714	52,518
General, administrative and directors expenses	8,554	3,561	27,092	10,127
Professional services	1,134	1,041	4,257	3,335
Total non-investment expenses	17,886	22,153	85,063	65,980
Income before income tax expense	39,423	82,794	249,435	293,354
Income tax (benefit) expense	(397)	452	8,344	489
Net income	$39,820	$82,342	$241,091	$292,865

Net income per common share:
Basic	$0.22	$0.52	$1.35	$1.85
Diluted	$0.22	$0.52	$1.32	$1.85

Weighted-average number of common shares outstanding:
Basic	177,723	157,057	177,493	157,018
Diluted	180,220	157,461	181,304	157,294

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$137,309	$313,829
Restricted cash and cash equivalents	321,734	571,425
Securities available-for-sale, $690,336 and $728,558 pledged as collateral as of September 30, 2011 and December 31, 2010, respectively	786,195	838,894
Corporate loans, net of allowance for loan losses of $191,407 and $209,030 as of September 30, 2011 and December 31, 2010, respectively	6,115,948	5,857,816
Corporate loans held for sale	500,490	463,628
Residential mortgage-backed securities, at estimated fair value	88,209	93,929
Equity investments, at estimated fair value, $13,410 and $12,036 pledged as collateral as of September 30, 2011 and December 31, 2010, respectively	170,175	99,955
Derivative assets	26,066	19,519
Interest and principal receivable	59,917	57,414
Other assets	209,861	102,003
Total assets	$8,415,904	$8,418,412
Liabilities
Collateralized loan obligation secured debt	$5,596,020	$5,630,272
Collateralized loan obligation junior secured notes to affiliates	365,848	366,124
Credit facilities	38,300	18,400
Convertible senior notes	299,877	344,142
Junior subordinated notes	283,517	283,517
Accounts payable, accrued expenses and other liabilities	52,596	14,193
Accrued interest payable	15,987	22,846
Accrued interest payable to affiliates	7,579	6,316
Related party payable	3,687	12,988
Derivative liabilities	123,957	76,566
Total liabilities	6,787,368	6,775,364
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Common shares, no par value, 500,000,000 shares authorized, and 178,145,482 and 177,848,565 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Paid-in-capital	2,758,891	2,756,200
Accumulated other comprehensive (loss) income	(37,413)	133,596
Accumulated deficit	(1,092,942)	(1,246,748)
Total shareholders’ equity	1,628,536	1,643,048
Total liabilities and shareholders’ equity	$8,415,904	$8,418,412

Investor Relations Contact:

Angela Yang

415-315-6567

investor-relations@kkr.com

Media Contact:

Kristi Huller

212-750-8300

media@kkr.com